70 Maxess Road ▪ Melville, NY  11747
631-396-5000 ▪ Fax: 631-396-3016

FOR IMMEDIATE RELEASE

NU HORIZONS ELECTRONICS CORP. REPORTS
FINANCIAL RESULTS FOR THE
FIRST QUARTER OF FISCAL YEAR 2010

MELVILLE, NY, July 8, 2009 -- Nu Horizons Electronics Corp. (Nasdaq/NM: NUHC), a leading distributor of active and passive electronic components, today reported financial results for the first quarter of fiscal 2010, reflecting the period ended May 31, 2009.

Net sales for the quarter ended May 31, 2009 decreased to $147,759,000 as compared to $200,152,000 for the prior year’s fiscal period, a decrease of 26.2%.  The net loss for the quarter was $(944,000) or $(0.05) per share as compared to net income of $1,155,000 or $0.06 per diluted share for the first quarter of the prior year.  Sequentially, net sales for the quarter ended May 31, 2009 decreased $3,011,000, or 2.0%, from $150,770,000 for the fourth quarter of fiscal 2009 and the loss per share decreased to $(0.05) from $(0.59), although the quarter ended February 28, 2009 results were negatively impacted by a non-cash goodwill impairment charge of $7,443,000 or $0.41 per share.  Sequentially, for the current quarter ended May 31, 2009, the active electronic components segment sales growth in Asia was $4,831,000 (13.2%), and $445,000 (2.5%) growth in Europe which were offset by a $6,902,000 (8.0%) decline in North America.

Gross profit for the active electronic components segment in the first quarter of fiscal 2010 decreased 29.8%, compared to the prior comparable period and 9.6% sequentially. Gross profit for the passive component segment in the first quarter decreased 44.9% compared to the prior comparable period and 14.3% sequentially.  The decline in gross profit is attributed to lower sales, primarily due to the global economic recession, as well as a change in the product mix to include a higher volume of lower margin business, as well as reduced supplier discounts and higher freight cost.

Arthur Nadata, Executive Chairman of Nu Horizons stated, "We have a rigorous focus on cost-saving initiatives combined with aggressive sales efforts, such as our second line card in Asia (Origin Electronics) and targeting sales of demand creation components to vertical markets such as medical, military, lighting, power management and energy alternatives.  These market segments have been less severely impacted by the global recession and offer many opportunities for our strong technology line card.  Despite economic headwinds, we remain focused on innovating, competing and providing our customers with outstanding service.  Selling, general and administrative expenses decreased $6,454,000 or 22.9% over the first quarter of fiscal 2009 primarily due to (i) a decrease of  $5,344,000 in selling and administrative expenses primarily related to a reduction in workforce during the third and fourth quarters of fiscal 2009, a salary reduction program implemented in the fourth quarter of fiscal 2009, and a mandatory one week furlough program invoked during the first quarter of 2010; (ii) a $700,000 decrease in travel and entertainment primarily attributed to the decrease in sales force as compared to the prior period; (iii) a decrease of $542,000 in freight expense primarily attributed to a decrease in sales and (iv) a decrease of $496,000 in professional fees. These decreases were partially offset by an increase of $523,000 for operating expenses attributed to our acquisition of C-88 in the third quarter of fiscal 2009."

Nu Horizons Electronics Corp. Reports Financial Results
for the First Quarter of Fiscal Year 2010	Page 2

In the first quarter of fiscal year 2010, the company generated $3,294,000 of cash from operations, approximately $1,381,000 of debt was repaid, and, at May 31, 2009, the company had $146,839,000 in working capital.

"We are also very excited about the previously announced addition to our executive management team, with Jim Estill now on board as our new President and Chief Executive Officer, as well as a director of the company.  We believe Jim brings a fresh perspective to the business that will prove to be valuable to our future success," Arthur Nadata said.

A conference call to further discuss earnings will be held today at 4:30 pm ET.  The conference call may be accessed by dialing 1-877-719-9804 (international, dial 1-719-325-4793) and providing the passcode 4642137.  Listeners can also access the webcast live through the Company's website at www.nuhorizons.com.  The webcast will be archived on the company’s website for 60 days following the call. An audio replay of the conference call will be available for seven days beginning at 7:30 p.m. Eastern time on July 8, 2009.  The audio replay dial-in number for North America is 1-888-203-1112 and 1-719-457-0820 for international callers.  The replay passcode is 4642137.  A transcript of the call will remain available on the company's website.

About Nu Horizons Electronics Corp.
Nu Horizons Electronics Corp. is a leading global distributor of advanced technology semiconductor, display, illumination, power and system solutions to a wide variety of commercial original equipment manufacturers (OEMs) and electronic manufacturing services providers (EMS). With sales facilities in 54 locations across North America, Europe and Asia and regional logistics centers throughout the globe, Nu Horizons partners with a limited number of best-in-class suppliers to provide in-depth product development, custom logistics and life-cycle support to its customers. Information on Nu Horizons and its services is available at www.nuhorizons.com.

Cautionary Statement Regarding Forward-Looking Statements
Except for historical information contained herein, the matters set forth in this news release are forward looking statements.  When used in this press release, words such as “anticipate,” “believe,” “estimate,” “expect,” “intend” and similar expressions, as they relate to Nu Horizons or its management, identify forward-looking statements.  Such forward-looking statements are based on the current beliefs of Nu Horizons’ management, as well as assumptions made by and information currently available to its management.  Forward-looking statements involve certain risks and uncertainties that could cause actual results to differ from those in the forward looking-statements. Potential risks and uncertainties include such factors as the level of business and consumer spending for electronic products, the amount of sales of the Company’s products, the competitive environment within the electronics industry, the ability of the Company to continue to expand its operations, the  level of costs incurred in connection with the Company’s expansion efforts, the financial strength of the Company’s customers and suppliers and risks and costs related to the pending Vitesse-related SEC investigation.  Investors are also directed to consider other risks and uncertainties discussed in documents filed by the Company with the Securities and Exchange Commission.  Such statements reflect our current view with respect to the future and are subject to these and other risks, uncertainties and assumptions relating to Nu Horizons’ financial condition, results of operations, growth strategy and liquidity.  The Company does not undertake any obligation to update its forward-looking statements.

Company Contact:
Kurt Freudenberg
Executive Vice President and Chief Financial Officer
Nu Horizons Electronics Corp.
kurt.freudenberg@nuhorizons.com
631-396-5000

 (Tables Follow)

Nu Horizons Electronics Corp. Reports Financial Results
for the First Quarter of Fiscal Year 2010	Page 3

NU HORIZONS ELECTRONICS CORP. AND SUBSIDIARIES
CONSOLIDATED CONDENSED STATEMENTS OF OPERATIONS
(UNAUDITED)

	For the Three Months Ended
	May 31, 2009	May 31, 2008

NET SALES	$147,759,000	$200,152,000

COSTS AND EXPENSES:
Cost of sales	126,721,000	169,226,000
Selling, general and administrative expenses	21,693,000	28,147,000
	148,414,000	197,373,000

OPERATING INCOME (LOSS)	(655,000)	2,779,000

OTHER (INCOME) EXPENSE
Interest expense	422,000	934,000
Interest income	(3,000)	(2,000)
	419,000	932,000

INCOME (LOSS) BEFORE (BENEFIT) PROVISION FOR INCOME TAXES	(1,074,000)	1.847,000

(Benefit) provision for income taxes	(161,000)	573,000

CONSOLIDATED NET (LOSS) INCOME	(913,000)	1,274,000

Net income attributable to noncontrolling interest	31,000	119,000

NET (LOSS) INCOME ATTRIBUTED TO NU HORIZONS ELECTRONICS CORP.	$(944,000)	$1,155,000

NET (LOSS) INCOME PER COMMON SHARE ATTRIBUTABLE TO NU HORIZONS ELECTRONICS CORP.

Basic	$(.05)	$.06

Diluted	$(.05)	$.06

WEIGHTED AVERAGE COMMON SHARES OUTSTANDING:
Basic	18,088,010	17,971,317
Diluted	18,088,010	18,211,529

(more)

Nu Horizons Electronics Corp. Reports Financial Results
for the First Quarter of Fiscal Year 2010	Page 4

NU HORIZONS ELECTRONICS CORP. AND SUBSIDIARIES
CONSOLIDATED CONDENSED BALANCE SHEETS

	May 31, 2009	February 28, 2009
	(unaudited)
- ASSETS -
CURRENT ASSETS:
Cash	$6,111,000	$4,793,000
Accounts receivable – net of allowance for doubtful accounts of $3,475,000 and $3,438,000 as of May 31, 2009 and February 28, 2009, respectively	111,565,000	111,572,000
Inventories	95,547,000	107,877,000
Deferred tax asset	3,323,000	3,323,000
Prepaid expenses and other current assets	5,441,000	4,979,000
TOTAL CURRENT ASSETS	221,987,000	232,544,000

PROPERTY, PLANT AND EQUIPMENT – NET	5,036,000	4,827,000

OTHER ASSETS:
Cost in excess of net assets acquired	5,022,000	5,020,000
Intangibles – net	3,645,000	3,742,000
Other assets	5,204,000	5,222,000

TOTAL ASSETS	$240,894,000	$251,355,000

- LIABILITIES AND SHAREHOLDERS’ EQUITY -
CURRENT LIABILITIES:
Accounts payable	$58,850,000	$67,133,000
Accrued expenses	7,578,000	8,202,000
Due to seller	299,000	296,000
Bank debt	7,182,000	8,450,000
Income taxes payable	1,239,000	1,322,000
TOTAL CURRENT LIABILITIES	75,148,000	85,403,000

LONG TERM LIABILITIES
Bank debt	15,000,000	14,950,000
Due to seller	192,000	190,000
Executive retirement plan	2,579,000	2,400,000
Deferred tax liability	1,903,000	1,903,000
TOTAL LONG TERM LIABILITIES	19,674,000	19,443,000

COMMITMENTS AND CONTINGENCIES

SHAREHOLDERS’ EQUITY:
Preferred stock, $1 par value, 1,000,000 shares authorized; none issued or outstanding	-	-
Common stock, $.0066 par value, 50,000,000 shares authorized; 18,532,068 and 18,578,946 shares issued and outstanding as of May 31, 2009 and February 28, 2009, respectively	122,000	122,000
Additional paid-in capital	56,660,000	56,386,000
Retained earnings	86,442,000	87,386,000
Other accumulated comprehensive income	285,000	83,000
Total Shareholders’ Equity	143,509,000	143,977,000
Noncontrolling interest	2,563,000	2,532,000
TOTAL EQUITY	146,072,000	146,509,000

TOTAL LIABILITIES AND SHAREHOLDERS’ EQUITY	$240,894,000	$251,355,000

Nu Horizons Electronics Corp. Reports Financial Results
for the First Quarter of Fiscal Year 2010	Page 5

EXHIBIT A

Quarterly Sales Analysis
($ in Thousands)

	FY 2010		FY 2009
		% of		% of
	Q1	Total	Q1	Total
Sales by Geographic Area:
North America	$83,677	56.6%	$130,357	65.1%
Asia	45,200	30.6%	52,947	26.5%
Europe	18,882	12.8%	16,848	8.4%
	$147,759	100.0%	$200,152	100.0%